          As filed with the Securities and Exchange Commission on August 1, 2002
                                                  Registration No. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                FERRO CORPORATION
             (Exact name of Registrant as specified in its charter)

              Ohio                                             34-0217820
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification No.)

       1000 Lakeside Avenue,
          Cleveland, Ohio                                        44114
(Address of Principal Executive Offices)                       (Zip Code)

            Ferro Corporation Employee Stock Option Plan (the "Plan")
                            (Full title of the Plan)

                                  Bret W. Wise
                Senior Vice President and Chief Financial Officer
                                Ferro Corporation
                   1000 Lakeside Avenue, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                                 (216) 641-8580
          (Telephone number, including area code, of agent for service)

                                  With copy to:

                            Mary Ann Jorgenson, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                        4900 Key Tower, 127 Public Square
                           Cleveland, Ohio 44114-1304



                                           CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                 Proposed Maximum        Proposed Maximum
Title of Securities           Amount to be       Offering Price per      Aggregate Offering      Amount of
to be Registered (1)          Registered         Share (2)               Price (2)               Registration Fee
============================= ================== ======================= ======================= ====================
Common  Stock,  par value     3,550,000 shares         $ 28.31              $ 100,500,500         $ 9,246.05
$1.00 per share
============================= ================== ======================= ======================= ====================

(1) An undetermined number of additional shares of Common Stock may be issued if the antidilution provision of the Plan becomes operative.

(2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange on July 30, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Certain Documents by Reference.
              -----------------------------------------------

              Ferro Corporation (the "Registrant") incorporates by reference and makes part of this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002; and

         (c) The description of the Registrant's Common Stock, contained in the Registrant's Registration Statement on Form S-8 (Registration No. 33-12397) filed March 2, 1987, and any amendments or reports filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.       Description of Securities.
              -------------------------

              Not applicable.


Item 5.       Interests of Named Experts and Counsel
              --------------------------------------

              Mary Ann Jorgenson, the Secretary of the Registrant, is a partner in the law firm of Squire, Sanders & Dempsey L.L.P., which the Registrant retains as its outside counsel.


Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

              The Registrant's Amended Code of Regulations provides that it shall indemnify any of its present or former directors or officers against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by the person because of his or her position with Registrant in connection with any threatened, pending or completed action, suit or proceeding.

              With the exception of a lawsuit brought by Registrant or in its right, Ohio law permits indemnification of these individuals in these matters provided that they have acted in good faith, in a manner reasonably believed to be in or not opposed to Registrant's best interests and, with respect to any criminal action or proceeding, had no reason to believe their conduct was illegal. In the case of a lawsuit brought by Registrant or in its right, Ohio law, subject to certain exceptions, permits indemnification of these individuals against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the settlement or defense of the lawsuit provided that they have acted in good faith and in a manner reasonably believed to be in or not opposed to Registrant's best interests. One exception to this principal applies when the directors or officers are determined to be liable for negligence or misconduct in the performance of their duty to Registrant. In this case, Registrant is not permitted to indemnify the directors and officers, unless a court determines that the person is fairly and reasonably entitled to indemnity for such expenses and believes the expenses are appropriate.

              The Registrant maintains contracts insuring it, with certain exclusions, against any liability to directors and officers that it may incur. The Registrant insures its directors and officers against liability and expenses (with certain exclusions), including legal fees, which they may incur because of their position with Registrant.

              Each director and executive officer of the Registrant is a party to an indemnification agreement with the Registrant. The agreement provides that the Registrant will indemnify, with certain limitations, such director or executive officer against certain expenses (including without limitation, attorneys' fees, judgments, fines and amounts paid in settlement) in connection with any claim against such director or executive officer arising out of such person's being a director or executive officer of Registrant.


Item 7.       Exemption From Registration Claimed.
              -----------------------------------

              Not applicable.


Item 8.       Exhibits.
              --------

4.1 Eleventh Amended Articles of Incorporation. (Reference is made to Exhibit (3)(a) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference.)

4.2 Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed December 28, 1994. (Reference is made to Exhibit (3)(b) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference.)

4.3 Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed January 19, 1998. (Reference is made to Exhibit (3)(c) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference.)

4.4 Amended Code of Regulations. (Reference is made to Exhibit (3)(d) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is Incorporated herein by reference.)

4.5 Amended and Restated Shareholder Rights Agreement between Ferro Corporation and National City Bank, Cleveland, Ohio, as Rights Agent, dated as of December 10, 1999. (Reference is Made to
              Exhibit 4(k) to Ferro Corporation's Form 10-K for the year ended December 31, 1999, which Exhibit is incorporated herein by reference.)

5 Opinion of Squire, Sanders & Dempsey L.L.P. as to the legality of the securities registered.

23(a)         Consent of KPMG LLP

23(b) Consent of Squire, Sanders & Dempsey L.L.P (contained in opinion filed as Exhibit 5).

24            Powers of Attorney

99            Ferro Corporation Employee Stock Option Plan.


Item 9.       Undertakings.
              ------------

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                               (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                               (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.;

                               (iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and the State of Ohio, on August 1, 2002.

                                    FERRO CORPORATION

                                    By: /s/  Hector R. Ortino
                                       ----------------------------------------
                                        Hector R. Ortino
                                        Chairman and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their indicated capacities as of the 1st day of August, 2002.

  /s/  Hector R. Ortino                        Chairman and Chief Executive Officer and Director
----------------------------------------       (Principal Executive Officer)
Hector R. Ortino

  /s/  Bret W. Wise                            Senior Vice President and Chief Financial Officer
----------------------------------------       (Principal Financial Officer and Principal Accounting Officer)
Bret W. Wise

* /s/  MICHAEL H. BULKIN                       Director
----------------------------------------
Michael H. Bulkin

* /s/  SANDRA AUSTIN CRAYTON                   Director
Sandra Austin Crayton

* /s/  JENNIE S. HWANG                         Director
----------------------------------------
Jennie S. Hwang

* /s/  WILLIAM B. LAWRENCE                     Director
----------------------------------------
William B. Lawrence

* /s/ MICHAEL F. MEE                           Director
----------------------------------------
Michael F. Mee

* /s/  WILLIAM J. SHARP                        Director
----------------------------------------
William J. Sharp

* /s/  DENNIS W. SULLIVAN                      Director
----------------------------------------
Dennis W. Sullivan

* /s/  PADMASREE WARRIOR                       Director
----------------------------------------
Padmasree Warrior

* /s/  ALBERTO WEISSER                         Director
----------------------------------------
Alberto Weisser

*        Pursuant to Power of Attorney

By /s/ James C. Bays
   -------------------------------------
         James C. Bays, Attorney-in Fact


                                  EXHIBIT INDEX


Number          Exhibit
------          -------

4.1 Eleventh Amended Articles of Incorporation. (Reference is made to Exhibit (3)(a) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which
                Exhibit is incorporated herein by reference.)

4.2 Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed December 28, 1994. (Reference is made to Exhibit (3)(b) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference.)

4.3 Certificate of Amendment to the Eleventh Amended Articles of Incorporation of Ferro Corporation filed January 19, 1998. (Reference is made to Exhibit (3)(c) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is incorporated herein by reference.)

4.4             Amended Code of Regulations. (Reference is made to Exhibit
                (3)(d) to Ferro Corporation's Quarterly Report on Form 10-Q for the three months ended June 30, 1998, which Exhibit is Incorporated herein by reference.)

4.5 Amended and Restated Shareholder Rights Agreement between Ferro Corporation and National City Bank, Cleveland, Ohio, as Rights Agent, dated as of December 10, 1999. (Reference is Made to
                Exhibit 4(k) to Ferro Corporation's Form 10-K for the year ended December 31, 1999, which Exhibit is incorporated herein by reference.)

5 Opinion of Squire, Sanders & Dempsey L.L.P. as to the legality of the securities registered.

23(a)           Consent of KPMG LLP

23(b) Consent of Squire, Sanders & Dempsey L.L.P (contained in opinion filed as Exhibit 5).

24              Powers of Attorney

99              Ferro Corporation Employee Stock Option Plan.